                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT



                                                               February 13, 1997



IRVINE APARTMENT COMMUNITIES, INC.
IRVINE APARTMENT COMMUNITIES, L.P.
550 Newport Center Drive
Suite 300
Newport Beach, California 92660

Ladies and Gentlemen:

                  We (the "Manager") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 1,150,000 shares of Common Stock, par value $0.01 per share (the "Firm Securities").

                  On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of shares of Firm Securities set forth below opposite their names at a purchase price of $26.06 per share:


                                                           Number of Shares
Underwriter                                               of Firm Securities
-----------                                               ------------------
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated                                                   287,500

Dean Witter Reynolds Inc.                                       287,500

Montgomery Securities                                           287,500

J.P. Morgan Securities Inc.                                     287,500

         Total                                                1,150,000
                                                              =========


                  Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Latham & Watkins, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626 at 10:00 a.m. (New York time) on February 20, 1997, or at such other time and date as shall be designated by the Manager and the Company. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

                  On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 172,500 shares of Common Stock, par value $0.01 per share (the "Additional Securities") at the price per share set forth above. The option hereby granted will expire 30 days after the date hereof, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Additional Securities upon notice by the Manager to the Company setting forth the number of Additional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Manager, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date unless otherwise agreed by the Manager and the Company. If the option is exercised as to all or any portion of the Additional Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Securities then being purchased which the number of Firm Securities set forth above opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Manager in its discretion shall make to eliminate any sales or purchases of fractional shares. The Firm Securities and the Additional Securities are collectively referred to herein as the "Equity Securities." The Equity Securities are also sometimes referred to herein as the "Offered Securities."

                  The Equity Securities shall have the terms set forth in the Prospectus dated May 8, 1996, and the Prospectus Supplement dated February 13, 1997.

                  All provisions contained in the document entitled Irvine Apartment Communities, Inc. Underwriting Agreement Standard Provisions (Equity Securities and Warrants to Purchase Equity Securities) dated February 13, 1997, a copy of which is attached hereto as Exhibit "A" (the "Standard Provisions"), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Equity Security shall not be deemed to be a part of this Agreement, (iii) if the Equity Securities do not include Equity Warrants, then all references in such document to Equity Warrant Securities shall not be deemed to be a part of this Agreement and (iv) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

                  In addition to the foregoing and the provisions incorporated by reference from the Standard Provisions, the following provisions are included as part of this Agreement:


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                  1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each of the
Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

                  (a) The financial statements (including the notes thereto) incorporated in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, neither the Company nor the Operating Partnership is subject to any material indebtedness, obligation or liability, contingent or otherwise.

                  (b) The issuance of OP Units to The Irvine Company as described in the Prospectus (the "Irvine Investment") has been duly authorized and, when paid for in accordance with the OP Partnership Agreement and the relevant funding notice and election notice by The Irvine Company, such OP Units will be validly issued in accordance with the OP Partnership Agreement. The issuance, sale and delivery of the OP Units to The Irvine Company in the Irvine Investment constitute transactions exempt from registration under Section 4(2) of the Act and such OP Units will have been offered and sold in compliance with all federal and applicable state securities laws.

                  (c) Amendment No. 3 to the Land Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution and delivery thereof by The Irvine Company, the Land Rights Agreement, as so amended, is a valid and legally binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms. The execution, delivery and performance of Amendment No. 3 to the Land Rights Agreement do not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, the certificates of limited partnership of the Operating Partnership and the Property Partnership, the OP Partnership Agreement, the Property Partnership Agreement or any agreement or other instrument binding upon the REIT Entities that is material to the REIT Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company or the Operating Partnership of their obligations under the Land Rights Agreement, as so amended.

                  (d) The OP Partnership Agreement, as amended as of the date of this Agreement, has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other partners of the Operating


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
Partnership, the OP Partnership Agreement, as so amended, is a valid and legally binding agreement of the Operating Partnership and enforceable against the Operating Partnership in accordance with its terms. The execution, delivery and performance of the OP Partnership Agreement do not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, the certificates of limited partnership of the Operating Partnership and the Property Partnership, the Property Partnership Agreement or any agreement or other instrument binding upon the REIT Entities that is material to the REIT Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under the OP Partnership Agreement, as so amended.

                  (e) The Miscellaneous Rights Agreement dated as of March 20, 1996 by and among the Company, the Operating Partnership and The Irvine Company (the "Miscellaneous Rights Agreement") has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution and delivery thereof by The Irvine Company, the Miscellaneous Rights Agreement, as so amended, is a valid and legally binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms. The execution, delivery and performance of the Miscellaneous Rights Agreement do not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, the certificates of limited partnership of the Operating Partnership and the Property Partnership, the OP Partnership Agreement, the Property Partnership Agreement or any agreement or other instrument binding upon the REIT Entities that is material to the REIT Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company or the Operating Partnership of their obligations under the Miscellaneous Rights Agreement.

                  (f) On the Closing Date, the Equity Securities will have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                  (g) Neither the Company nor the Operating Partnership is, or at the Closing Time will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (h) Other than as specified in the Miscellaneous Rights Agreement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act of 1933, as amended (the "Securities Act"). Any such rights have been waived in connection with the transactions contemplated by this Agreement.


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
                  2. ADDITIONAL CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters are subject to the following:

                  (a) Section 5(c) of the Standard Provisions is amended to add the following after paragraph (x):

                      (xi) amendment No. 3 to the Land Rights Agreement has been duly authorized, executed and delivered by the Company in its individual capacity and its capacity and its capacity as general partner of the Operating Partnership. The execution, delivery and performance of Amendment No. 3 to the Land Rights Agreement and the consummation of the transactions set forth therein and compliance by the Company, to the extent a party thereto, with its obligations thereunder, do not and will not contravene any provision of applicable law or the charter or by-laws of the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Maryland is required for the performance by the Company and the Operating Partnership of their respective obligations under the Land Rights Agreement, as so amended;

                      (xii) the OP Partnership Agreement, as amended as of the date of this Agreement, has been duly and validly authorized, executed and delivered by the Company. The execution, delivery and performance of the OP Partnership Agreement, as so amended, do not contravene any provision of applicable law or the charter or by-laws of the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Maryland is required for the performance by the Company of its obligations under the OP Partnership Agreement, as so amended (excluding the securities or Blue Sky laws of the State of Maryland, as to which such counsel need not express any opinion); and

                      (xiii) the Miscellaneous Rights Agreement has been duly and validly authorized, executed and delivered by the Company in its individual capacity and its capacity and its capacity as general partner of the Operating Partnership. The execution, delivery and performance of the Miscellaneous Rights Agreement do not contravene any provision of applicable law or the charter or by-laws of the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Maryland is required for the performance by the Company and the Operating Partnership of their respective obligations under the Miscellaneous Rights Agreement.

                  (b) Section 5(d) of the Standard Provisions is amended to add the following after paragraph (ix):

                      (x) the statements in the Prospectus set forth under the captions "Description of Capital Stock - Exchange Rights," "Description of Capital Stock - Cash Tender Rights" and "Business and Properties - Exclusive Land Rights Agreement" in each case insofar as such statements constitute summaries of the documents referred to therein, fairly presents the information called for with respect to such documents and fairly summarizes the matters referred to therein;

                      (xi) the discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Considerations," insofar as such information constitutes summaries of the legal matters, documents or proceedings referred to therein, correctly summarizes the matters referred to therein;

                      (xii) the Company is currently organized in conformity with the requirements for qualification as a real estate investment trust under the Code and has been so organized since its formation, and its method of operation has satisfied the requirements for taxation as a real estate investment trust under the Code, and its proposed method of operation will enable it to continue to do so;

                      (xiii) the OP Units outstanding prior to the issuance of the OP Units to The Irvine Company in the Irvine Investment have been duly authorized and are validly issued in accordance with the Operating Partnership Agreement and pursuant to transactions exempt from registration under Section 4(2) of the Securities Act;

                      (xiii) the issuance of OP Units to The Irvine Company in the Irvine Investment has been duly authorized and, when paid for in accordance with the OP Partnership Agreement and the relevant funding notice and election notice by The Irvine Company, such OP Units will be validly issued in accordance with the Operating Partnership Agreement. The issuance, sale and delivery of the OP Units to The Irvine Company in the Irvine Investment constitute transactions exempt from registration under Section 4(2) of the Securities Act;

                      (xiv) the Equity Securities have been approved for listing on the New York Stock Exchange;

                      (xv) the Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been instituted by the Commission;

                      (xvi) assuming due authorization, execution and delivery of Amendment No. 3 to the Land Rights Agreement by the Company in its capacity as general partner of the Operating Partnership, Amendment No. 3 to the Land Rights Agreement has been duly authorized, executed and delivered by the Operating Partnership. Assuming due authorization, execution and delivery of Amendment No. 3 to the Land Rights Agreement by the Company in its individual capacity and its capacity as general partner of the Operating Partnership, the execution, delivery and performance of the Land Rights Agreement, as so amended, and the consummation of the transactions set forth therein and compliance by the Company and the Operating Partnership, to the extent a party thereto, with their obligations thereunder, do not and will not contravene any provision of applicable law or the certificate of limited partnership of the Operating Partnership, the OP Partnership Agreement or any agreement or other instrument binding upon any of the REIT Entities that is material to the REIT Entities, taken as a whole, or, to the best knowledge of such counsel, any judgment or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of, or qualification with, HUD) is required for the performance by the Company or the Operating Partnership of their respective obligations under the Land Rights Agreement, as so amended;

                      (xvii) assuming due authorization, execution and delivery of the OP Partnership Agreement, as amended as of the date of this Agreement, by the Company in its capacity as general partner of the Operating Partnership and the other partners of the Operating Partnership, the OP Partnership Agreement, as so amended, is a valid and legally binding agreement of the Company and enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by the availability of equitable principles of general applicability. Assuming due authorization, execution and delivery of the OP Partnership Agreement, as so amended, by the Company in its capacity as general partner of the Operating Partnership, the execution, delivery and performance of the OP Partnership Agreement, as so amended, by the Company do not contravene any provision of applicable law, the certificate of limited partnership of the Operating Partnership or any agreement or other instrument binding upon any of the REIT Entities that is material to the REIT Entities, taken as a whole, or, to the best knowledge of such counsel, any judgment or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of, or qualification with, HUD) is required for the performance by the Company of their its obligations under the OP Partnership Agreement, as so amended, except such as may be required by the securities, blue sky or real estate syndication laws of the various states and the federal securities laws; and

                      (xviii) assuming due authorization, execution and delivery of the Miscellaneous Rights Agreement by the Company in its individual capacity and its capacity as general partner of the Operating Partnership, the Miscellaneous Rights Agreement has been duly authorized, executed and delivered by the Operating Partnership. Assuming due authorization, execution and delivery of the Miscellaneous Rights Agreement by the Company in its individual capacity and its capacity as general partner of the Operating Partnership, the execution, delivery and performance of the Miscellaneous Rights Agreement do not contravene any provision of applicable law, the certificate of limited partnership of the Operating Partnership, the OP Partnership Agreement or any agreement or other instrument binding upon any of the REIT Entities that is material to the REIT Entities, taken as a whole, or, to the best knowledge of such counsel, any judgment or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of, or qualification with, HUD) is required for the performance by the Company or the Operating Partnership of their respective obligations under the Miscellaneous Rights Agreement.

                  (c) At or prior to the Closing Time, the Manager shall have received an opinion of Daniel Hedigan, Vice President and General Counsel for The Irvine Company, dated the Closing Date and addressed to the Underwriters to the effect that:

                      (i) The Irvine Company has all requisite corporate power and authority to enter into and perform its obligations in connection with the Irvine Investment and has taken all necessary corporate action to authorize the Irvine Investment. The consummation of the Irvine Investment do not contravene any provision of applicable law or the certificate of incorporation or bylaws or any agreement or other instrument binding upon The Irvine Company that is material to The Irvine Company or any judgment or decree of any governmental body, agency or court having jurisdiction over The Irvine Company (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of or qualification with any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of or qualification with HUD) is required for the performance by The Irvine Company of its obligations in connection with the Irvine Investment;

                      (ii) The Irvine Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under Amendment No. 3 to the Land Rights Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such amendment. Amendment No. 3 to the Land Rights Agreement has been duly and validly executed and delivered by The Irvine Company and, assuming due authorization, execution and delivery by the other parties thereto, the Land Rights Agreement, as so amended, is a valid and binding agreement of The Irvine Company enforceable against The Irvine Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by the availability of equitable principles of general applicability, and (B) to the enforceability of any noncompetition arrangements. The execution, delivery and performance of Amendment No. 3 to the Land Rights Agreement and the consummation of the transactions set forth therein and compliance by The Irvine Company with its obligations under the Land Rights Agreement, as so amended, do not contravene any provision of applicable law or the certificate of incorporation or bylaws or any agreement or other instrument binding upon

         The Irvine Company that is material to The Irvine Company or any judgment or decree of any governmental body, agency or court having jurisdiction over The Irvine Company (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of or qualification with any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of or qualification with HUD) is required for the performance by The Irvine Company of its obligations under the Land Rights Agreement, as so amended;

                      (iii) The Irvine Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under the Miscellaneous Rights Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Miscellaneous Rights Agreement. The Miscellaneous Rights Agreement has been duly and validly executed and delivered by The Irvine Company and, assuming due authorization, execution and delivery by the other parties thereto, the Miscellaneous Rights Agreement is a valid and binding agreement of The Irvine Company enforceable against The Irvine Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by the availability of equitable principles of general applicability. The execution, delivery and performance of the Miscellaneous Rights Agreement and the consummation of the transactions set forth therein and compliance by The Irvine Company with its obligations under the Miscellaneous Rights Agreement do not contravene any provision of applicable law or the certificate of incorporation or bylaws or any agreement or other instrument binding upon The Irvine Company that is material to The Irvine Company or any judgment or decree of any governmental body, agency or court having jurisdiction over The Irvine Company (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of or qualification with any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of or qualification with HUD) is required for the performance by The Irvine Company of its obligations under the Miscellaneous Rights Agreement; and

                      (iv) The Irvine Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under the OP Partnership Agreement, as amended as of the date of this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the OP Partnership Agreement, as so amended. The OP Partnership Agreement, as so amended, has been duly and validly executed and delivered by The Irvine Company and, assuming due authorization, execution and delivery by the other parties thereto, the OP Partnership Agreement, as so amended, is a valid and binding agreement of The Irvine Company enforceable against The Irvine Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by the availability of equitable principles of general applicability, and (B) to the enforceability of any noncompetition arrangements. The execution, delivery and performance of the OP Partnership Agreement, as so amended, and the consummation of the transactions set forth therein and compliance by The Irvine Company with its obligations under the OP Partnership Agreement, as so amended, do not contravene any provision of applicable law or the certificate of incorporation or bylaws or any agreement or other instrument binding upon The Irvine Company that is material to The Irvine Company or any judgment or decree of any governmental body, agency or court having jurisdiction over The Irvine Company (it being understood that such counsel expresses no opinion as to any judgment or decree of HUD) and no consent, approval, authorization or order of or qualification with any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of or qualification with HUD) is required for the performance by The Irvine Company of its obligations under the OP Partnership Agreement, as so amended;

                  For purposes of the foregoing opinions, references to The Irvine Company include any person directly or indirectly controlled by The Irvine Company. "Controlled" as used in this Section 2(c) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                  (d) At or prior to the Closing Date, the Managers shall have received an opinion of Latham & Watkins dated the Closing Date and addressed to the Underwriters as to the authorization, execution and delivery of this Agreement by the Company, the conformity of the Equity Securities to the descriptions thereof in "Description Of Capital Stock," the effectiveness of the Registration Statement under the Securities Act and the absence of any stop orders, and the compliance as to form of the Registration Statement and the Prospectus. Such counsel shall also provide a statement that no facts came to its attention that caused it to believe that the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) At or prior to the Closing Date, the Equity Securities shall have been duly listed on the New York Stock Exchange, subject to official notice of issuance.

                  (f) At or prior to the Closing Date, each director and executive officer of the Company and The Irvine Company shall have executed and delivered to the Managers a Lock-Up Agreement in the form attached hereto as Exhibit B.

                  (g) At the Closing Date, the transactions comprising the Irvine Investment as described in the Prospectus shall have been completed.

                  (h) In the event that the Underwriters exercise their option provided above to purchase all or any portion of the Additional Securities, the representations and warranties of the Company contained herein and in the Standard Provisions incorporated herein by reference and the statements in any certificates furnished by the Company hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the Manager shall have received:

                     (i) a certificate, dated such Date of Delivery, of an executive officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(b) of the Standard Provisions hereof remains true and correct in all material respects with the same force and effect as though expressly made at and as of such Date of Delivery;

                     (ii) the favorable opinion of Piper & Marbury L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) of the Standard Provisions as amended by Section 2(a) hereof;

                     (iii) the favorable opinion of Davis Polk & Wardwell, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) of the Standard Provisions as amended by Section 2(b) hereof;

                     (iv) the favorable opinion of Daniel Hedigan, Vice President and General Counsel for The Irvine Company, dated such Date of Delivery, relating to the issuance of additional OP Units to The Irvine Company in connection with the purchase of the Additional Securities on such Date of Delivery (the "Irvine Over-allotment Investment") and otherwise to the same effect as any opinion required by Section 2(c)(i) hereof;

                     (v) the favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as any opinion required by Section 2(d) hereof;

                     (vi) a letter from Ernst & Young, in form and substance satisfactory to the Manager and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Manager pursuant to Section 5(f) of the Standard Provisions, except that the "specified date" in the letter furnished pursuant to this
         Section 2(h)(vi) shall be a date not more than five days prior to such Date of Delivery.

                  3. ADDITIONAL COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company and the Operating Partnership covenant as follows:

                  (a) to notify the Manager immediately, and confirm the notice in writing, (i) of the receipt of any comments regarding the Registration Statement from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the effectiveness of any post-effective amendment to the Registration Statement, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or any order by any state securities administrator suspending the qualification of the Securities in such state or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) during a period of 90 days from the date hereof, the Company and the Operating Partnership will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Equity Securities, or any other security convertible into or exchangeable or exercisable for Equity Securities, except for (i) Equity Securities issued pursuant to this Agreement,
(ii) the Irvine Investment and Irvine Over-allotment Investment, (iii) options or Equity Securities issued pursuant to stock incentive plans as described in the Prospectus, (iv) Equity Securities or OP Units issued in connection with land purchases under the Land Rights Agreement, (v) Equity Securities issued upon exchange of OP Units pursuant to the OP Partnership Agreement or (vi) Equity Securities issued pursuant to the Company's Dividend Reinvestment and Additional Cash Investment Plan or Equity Securities or OP Units issued to The Irvine Company in connection therewith pursuant to The Irvine Company's rights under the Miscellaneous Rights Agreement and the OP Partnership Agreement.

                  (c) the Company will use its best efforts to maintain its qualification as a "real estate investment trust" under the Code.

                  (d) except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Equity Securities, (ii) sell, bid for or purchase the Equity Securities or pay any person any compensation for soliciting purchases of the Equity Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  4. All representations, warranties and agreements contained in this Agreement and the Standard Provisions, or contained in certificates of officers of the Company or representatives of the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Equity Securities to the Underwriters.

                  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                          Very truly yours,


                          MERRILL LYNCH & CO.
                          Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated DEAN WITTER REYNOLDS INC.
                          MONTGOMERY SECURITIES
                          J.P. MORGAN SECURITIES INC.

                          By: Merrill Lynch, Pierce, Fenner & Smith Incorporated


                          By: /s/ DAVID L. KNOWLES
                              --------------------------------------------------
                              David L. Knowles
                              Managing Director

                          For themselves and as representatives of the other Underwriters named in the Underwriting Agreement.


Accepted:

IRVINE APARTMENT COMMUNITIES, INC.,
a Maryland corporation

By:  /s/ JAMES E. MEAD
         -------------------------------
         James E. Mead
         Senior Vice President and Chief
         Financial Officer


IRVINE APARTMENT COMMUNITIES, L.P.,
a Delaware limited partnership

         By:      IRVINE APARTMENT COMMUNITIES, INC.,
                  a Maryland corporation,
                  its sole general partner

                  By:  /s/ JAMES E. MEAD
                           -------------------------------
                           James E. Mead
                           Senior Vice President and Chief
                           Financial Officer

                                   EXHIBIT "A"

                       IRVINE APARTMENT COMMUNITIES, INC.

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                         (EQUITY SECURITIES AND WARRANTS
                         TO PURCHASE EQUITY SECURITIES)




                                                               February 13, 1997


                  From time to time, Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is sometimes referred to herein as this "Agreement." Terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Equity Securities and Equity Warrants and a post-effective amendment, including a prospectus, to such registration statement, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities and the Equity Warrant Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such post-effective amendment to the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities and the Equity Warrant Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  The Company owns a general partnership interest in Irvine Apartment Communities, L.P., a Delaware Limited Partnership (the "Operating Partnership") and is its sole managing general partner. The Operating Partnership owns and operates multifamily apartment communities (the "Properties"). The Operating Partnership holds general and limited partnership interests in (i) a partnership (the "Property Partnerships") which owns one of the properties and (ii) Santa Alicia L.P., a California limited partnership ("Santa Alicia"). The Company, the Operating Partnership, the Property Partnership and Santa Alicia are herein collectively referred to as the "REIT Entities," and all references to properties or assets of the REIT Entities include, without limitation, the Properties unless otherwise noted.

                  The term "Contract Securities" means the Offered Securities to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Offered Securities other than Contract Securities.

                  1. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (b) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the REIT Entities, taken as a whole. Other than the Operating Partnership, the Property Partnership, Santa Alicia and IAC Management, Inc., a California corporation ("IAC Management"), the Company has no subsidiaries.

                  (d) Each of the Operating Partnership and the Property Partnership have been duly formed, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the REIT Entities, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

                  (f) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus. The shares of Equity Securities outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable.

                  (g) If applicable, the Equity Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (h) If applicable, the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Offered Securities and the Equity Warrant Securities, if applicable, have been duly authorized and, when executed and delivered to and paid for (A) by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of any applicable Delayed Delivery Contracts, in the case of the Contract Securities and (B) upon the exercise of Equity Warrants pursuant to the Equity Warrant Agreement, if applicable, in the case of the Equity Warrant Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities and Equity Warrant Securities will not be subject to any preemptive or similar rights and, in the case of the Equity Warrant Securities, will be entitled to the benefits of the Equity Warrant Agreement.

                  (j) The execution and delivery by the Company and the Operating Partnership of, and the performance by them of their obligations under, this Agreement, the Offered Securities, the Equity Warrant Securities, the Delayed Delivery Contracts and the Equity Warrant Agreement, as applicable, will not contravene any provision of applicable law or the charter or by-laws of the Company, the certificate of limited partnership or partnership agreement of the Operating Partnership, as amended or restated, (the "OP Partnership Agreement"), the certificate of limited partnership or partnership agreement of the Property Partnership (the "Property Partnership Agreement") or any agreement or other instrument binding upon the REIT Entities that is material to the REIT Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the REIT Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of their obligations under this Agreement, the Offered Securities, the Equity Warrant Securities, the Delayed Delivery Contracts or the Equity Warrant Agreement, as applicable, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT Entities, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) There are no legal or governmental proceedings pending or threatened to which any of the REIT Entities is a party or to which any of the Properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (n) The Properties are, to the best knowledge of the REIT Entities in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), and the REIT Entities (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole.

                  (o) To the best of the knowledge of the Company and the Operating Partnership, there are no costs and liabilities associated with Environmental Laws except as disclosed in the Registration Statement, which would, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole.

                  (p) The Operating Partnership has (whether directly or indirectly through the ownership of the Property Partnership) good title in fee simple to the Properties and good title to all personal property owned as is material to the business of the REIT Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or in title policies held by the Operating Partnership or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the REIT Entities, (ii) any real property held under lease by any REIT Entity is held by it under valid, subsisting, enforceable leases, and no default by any REIT Entity has occurred and is continuing thereunder, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by any REIT Entity, (iii) the operation of the buildings, fixtures and other improvements located on the Properties as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole, (iv) neither the Company nor the Operating Partnership has received notice of any proposed special assessment or any proposed material change in any property tax, zoning or land use laws or availability of water for irrigation affecting all or any portion of the Properties, (v) there do not exist any material violations of any declaration of covenants, conditions and restrictions (the "CC&R's") with respect to any of the Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation and (vi) the improvements comprising any portion of the Properties (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning servicing the Improvements) are in good condition and proper working order and are free of material defects.

                  (q) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and its method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

                  (r) The REIT Entities have and will maintain liability, property, casualty and other insurance policies, with respect to each of the Properties, insuring them against the risks of loss arising out of or related to their businesses, in an amount and on such terms as is adequate and appropriate for such businesses.

                  (s) All of the partnership interests of the Operating Partnership ("OP Units") have been validly issued and are validly owned, directly or indirectly, in the percentage amounts set forth in the Prospectus by the Company and The Irvine Company, in the case of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each of the foregoing a "Lien"). The Company is the sole general partner of the Operating Partnership.

                  (t) All of the partnership interests of the Property Partnership have been validly issued and are owned of record by the Operating Partnership and a third party, in the case of the Operating Partnership, free and clear of all Liens.

                  (u) The security, if any, into which the Equity Securities or Equity Warrant Securities are convertible, initially reserved for issuance upon conversion of the Equity Securities or Equity Warrant Securities (the "Underlying Securities"), have been duly authorized and reserved for issuance.

                  (v) When the Underlying Securities, if any, are issued upon conversion of the Equity Securities or Equity Warrant Securities in accordance with the terms of the Equity Securities or Equity Warrant Securities, such Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other right to subscribe for or purchase such Underlying Securities.

                  2. DELAYED DELIVERY CONTRACTS. If the Prospectus provides for sales of Offered Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus. On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

                  If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered Securities set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Offered Securities to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Securities.

                  3. TERMS OF PUBLIC OFFERING. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                  4. PAYMENT AND DELIVERY. Payment for the Underwriters' Securities shall be made by wire transfer of immediately available funds to a bank account designated by the Company at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters' Securities to the Underwriters duly paid.

                  5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT Entities, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Piper & Marbury L.L.P., Maryland counsel for the Company or other counsel for the Company, dated the Closing Date, to the effect that:

                      (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power to own its property and to conduct its business as described in the Prospectus;

                      (ii) this Agreement has been duly authorized, executed and delivered by the Company in its individual capacity and its capacity as general partner of the Operating Partnership;

                      (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. The shares of capital stock of the Company outstanding prior to the issuance of the

         Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable;

                      (iv) if applicable, the Equity Warrant Agreement has been duly authorized, executed and delivered by the Company;

                      (v) if applicable, the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

                      (vi) the Offered Securities and the Equity Warrant Securities, if applicable, have been duly authorized and, when executed and delivered to and paid for (A) by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of any applicable Delayed Delivery Contracts, in the case of the Contract Securities and (B) upon the exercise of Equity Warrants pursuant to the Equity Warrant Agreement, if applicable, will be validly issued, fully paid and non-assessable and the issuance of such Offered Securities and Equity Warrant Securities will not be subject to any preemptive or similar rights arising by law or the charter of the Company or, to such counsel's knowledge, any other agreement to which the Company is a party and, in the case of the Equity Warrant Securities, if applicable, will be entitled to the benefits of the Equity Warrant Agreement;

                      (vii) The execution and delivery by the Company (in its individual capacity and, with respect to this Agreement, in its capacity as general partner of the Operating Partnership) of, and the performance by the Company of its obligations under, this Agreement, the Offered Securities, the Equity Warrant Securities, the Delayed Delivery Contracts and the Equity Warrant Agreement, as applicable, will not contravene any provision of applicable law or the charter or by-laws of the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Maryland is required for the performance by the Company and the Operating Partnership of their respective obligations under this Agreement, the Offered Securities, the Equity Warrant Securities, the Delayed Delivery Contract or the Equity Warrant Agreement, as applicable (excluding the securities or Blue Sky laws of the State of Maryland, as to which such counsel need not express any opinion);

                      (viii) if applicable, the Underlying Securities, have been duly authorized and are reserved for issuance;

                      (ix) if applicable, when the Underlying Securities are issued upon conversion of the Equity Securities or Equity Warrant Securities in accordance with the terms of the Equity Securities or Equity Warrant Securities, such Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other right to subscribe for or purchase such Underlying Securities; and

                      (x) the statements in the Prospectus set forth under the caption "Description of the Capital Stock," except for the statements set forth under the subcaptions "Description of Capital Stock-Exchange Rights" and "Description of Capital Stock - Cash Tender Rights" and set forth in the last in the last sentence in the paragraph under the subcaption "Description of Capital Stock - Common Stock, "insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                  In rendering the foregoing opinions, Piper & Marbury L.L.P. or other counsel for the Company may state that its opinion relates only to the laws of the State of Maryland and may expressly state that no opinion is rendered with respect to the authority of the Company to take action as general partner of the Operating Partnership to the extent governed by the laws of the State of Delaware, the jurisdiction of its formation.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside counsel for the Company or other counsel for the Company, dated the Closing Date, to the effect that:

                      (i) based solely on certificates of public officials, such counsel confirms that the Company is qualified to do business in California. To the best of such counsel's knowledge, other than the Operating Partnership, the Property Partnership, Santa Alicia and IAC Management, the Company has no subsidiaries;

                      (ii) the Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus. Based solely on certificates of public officials, such counsel confirms that the Operating Partnership is qualified to do business in California;

                      (iii) assuming due authorization, execution and delivery of this Agreement by the Company in its capacity as general partner of the Operating Partnership, this Agreement has been duly authorized, executed and delivered by the Operating Partnership;

                      (iv) if applicable, assuming due authorization, execution and delivery by the Company, the Equity Warrant Agreement is a valid and binding agreement of the Company;

                      (v) if applicable, assuming due authorization, execution and delivery by the Company, the Delayed Delivery Contracts are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability;

                      (vi) assuming due authorization, execution and delivery by the Company in its individual capacity and its capacity as general partner of the Operating Partnership, the execution and delivery by the Company and the Operating Partnership of, and the performance by them of their obligations under, this Agreement, the Offered Securities, the Equity Warrant Securities, the Delayed Delivery Contracts and the Equity Warrant Agreement, as applicable, will not contravene any provision of applicable law or the charter or by-laws of the Company, the certificate of limited partnership of the Operating Partnership, the OP Partnership Agreement, the Miscellaneous Rights Agreement (as defined in the Prospectus) or any agreement or other instrument binding upon any of the REIT Entities that is material to the REIT Entities, taken as a whole, or, to the best knowledge of such counsel, any judgment or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities (it being understood that such counsel expresses no opinion as to any judgment or decree of the United States Department of Housing and Urban Development ("HUD")), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of, or qualification with, HUD) is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement, the Offered Securities, the Equity Warrant Securities, the Delayed Delivery Contract or the Equity Warrant Agreement, as applicable, except such as may be required by the securities, Blue Sky or real estate syndication laws of the various states in connection with the offer and sale of the Offered Securities, provided that in giving this opinion as to any agreement or other instrument binding upon any of the REIT Entities, such counsel may rely without independent investigation upon an opinion of counsel for the Company;

                      (vii) the statements (A) in the Prospectus under the captions "Description of Warrants -- Other Warrants" and "Plan of Distribution," (B) in the Registration Statement under Item 15, (C) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (D) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                      (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which any of the REIT Entities or any of the Properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required; and

                      (ix) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial or statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and other financial or statistical data as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective, contained and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and Prospectus (except for financial statements and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) has no reason to believe that (except for financial statements and other financial or statistical data as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering the foregoing opinions, Davis Polk & Wardwell or other counsel for the Company may state that (i) they have relied as to factual matters on certificates of one or more officers of the Company and (ii) their opinion relates only to the federal laws of the United States, the laws of the State of New York and the partnership laws of the State of Delaware.

                  (e) The Underwriters shall have received on the Closing Date an opinion of special counsel for the Underwriters, dated the Closing Date, covering the matters specified in the Underwriting Agreement.

                  With respect to the subparagraph (ix) of paragraph (d) above, Davis Polk & Wardwell or other counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  The opinions of Piper & Marbury L.L.P. or other counsel for the Company described in paragraph (c) above and of Davis Polk & Wardwell or other counsel for the Company described in paragraph (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (f) The Underwriters shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                  6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company and the Operating Partnership covenant as follows:

                  (a) To furnish the Manager, without charge, 3 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

                  (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law; it being understood that, in the case of any amendment to the Prospectus by means of the filing of the Company's quarterly or annual reports under the Exchange Act, the Underwriters and their counsel will be furnished copies promptly after the filing thereof.

                  (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request.

                  (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the

Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (f) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Securities;
(iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of
Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of any preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky Memoranda; (vii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the Offered Securities; (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

                  7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the Company's directors, its officers who sign the Registration Statement and each person, if any, who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company and the Operating Partnership, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

                  (e) The Company the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company or the Operating

Partnership, its officers or directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Offered Securities.

                  8. TERMINATION. This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through
(iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                  9. DEFAULTING UNDERWRITERS. If, on the Closing Date or a Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on a Date of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities to be purchased on such date and the aggregate number of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Underwriters' Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Underwriters' Securities to be purchased on such date or (ii) purchase not less than the number of Underwriters' Securities that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  "EXHIBIT B"


                           FORM OF LOCK-UP AGREEMENT


                               February __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Dean Witter Reynolds Inc.
Montgomery Securities
J.P. Morgan Securities Inc.

c/o
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1305

    Re:  Proposed Public Offering
         by Irvine Apartment Communities, Inc.

Ladies and Gentlemen:

        The undersigned, an officer and/or director of Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc., Montgomery Securities and J.P. Morgan Securities Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the public offering of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as contemplated by post-effective amendment No. 1 to the registration statement filed with the Securities and Exchange Commission (the "Commission") on Form S-3 (Registration No. 33-92036) declared effective on May 8, 1996 and the prospectus supplement filed with the Commission on or about February 14, 1997.

        In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company and for other good and valuable consideration, the undersigned hereby agrees with you that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, assign, transfer, encumber, grant any option for the sale of, contract to sell or otherwise dispose of any shares of, or rights to acquire shares of the Common Stock, or any security convertible into or exchangeable or exercisable for Common Stock, or request or demand registration under the Securities Act of 1933, as amended, (the "Securities Act") or inclusion in any other registration statement filed by the Company under the Securities Act of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire any such shares of Common Stock, now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition.

                                        Very truly yours,


                                        Signature:
                                                   ---------------------------

                                        Print Name:
                                                    --------------------------